EVOLVE ONE, INC.

                                    AMENDMENT
                                       TO
                                STOCK OPTION PLAN


         WHEREAS, Evolve One, Inc. (the "Company") adopted its Stock Option Plan effective November 11, 1999 (the "Plan"); and

         WHEREAS, the Company desires to increase the number of shares of its common stock subject to the Plan;

         NOW, THEREFORE, it is hereby agreed as follows:

         1. Section 1.4. of the Plan entitled "Stock Subject to Plan" is hereby amended as follows:

         The cumulative number of shares of Common Stock to be issued under the Plan shall not exceed 1,000,000, subject to adjustment as set forth in
         Section 3.5..

         2. All terms not defined herein shall have the meaning ascribed to them under the terms of the Plan.

         3. Except as modified hereby by this Amendment No. 1, the terms and conditions of the Plan shall remain in full force and effect.


                                        EVOLVE ONE, INC.



                                        By: /s/ Gary Schultheis
                                            -------------------
                                            Gary Schultheis
                                            Chief Executive Officer

Dated:  October 20, 2004